UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2007

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	1-11778 (Commission File Number)	98-0091805 (I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2007, ACE Group Holdings, Inc. and its U.S.-domiciled subsidiaries that issue insurance policies to residents of the United States (collectively, “ACE”) and the Pennsylvania Insurance Department (“the Department”) and the Pennsylvania Office of Attorney General (“OAG”) entered into a settlement agreement. This settlement agreement resolves all issues between ACE and the Department and the OAG arising from ACE’s underwriting practices and contingent commissions. As a result of this settlement agreement, ACE has agreed to make a $9 million payment to the Department and to comply with the business practice guidelines that ACE established in 2004 to assure ongoing antitrust compliance in its domestic operations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. In addition, ACE issued a press release dated May 14, 2007, a copy of which is attached as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement dated May 9, 2007 between ACE Group Holdings, Inc., and certain of its subsidiaries, and the Pennsylvania Insurance Department and the Pennsylvania Office of Attorney General

10.2	Press Release dated May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano General Counsel

DATE: May 14, 2007

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